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EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Agreement") dated as of March 1, 2005, by and between ACE MARKETING & PROMOTIONS, INC., a New York corporation having an office at 457 Rockaway Avenue, Valley Stream, NY 11581 ("Company") and DEAN JULIA ("Julia") with an office at 457 Rockaway Avenue, Valley Stream, NY 11581.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Company desires to engage the services of Julia and Julia desires to provide the services to Company in connection with Company's business; and

         WHEREAS, both parties desire to clarify and specify the rights and obligations which each have with respect to the other in connection with Julia's services.

         NOW, THEREFORE, in consideration of the agreements and covenants herein set forth, the parties hereby agree as follows:

         1.       EMPLOYMENT

         Julia hereby agrees to be employed by Company as the Chief Executive Officer of Company, and Julia hereby agrees to render his services as Company's Chief Executive Officer for the Term (as hereinafter defined), all subject to and on the terms and conditions herein set forth.

         2.       DUTIES AND RESPONSIBILITIES OF JULIA

         (a) Julia will be the Chief Executive Officer of Company, subject to the other provisions of this Section 2. Although Julia shall be required to travel from time to time, Julia's primary office shall be based in Valley Stream, New York City or the surrounding area. Julia shall not be required to relocate from the New York City metropolitan area without Julia's prior written consent, which consent may be withheld by Julia in his absolute discretion.

         (b) Julia shall be elected to the Board of Directors of the Company (the "Board") and during the Term shall be nominated for re-election to the Board.

         (c) During the term of this Agreement, Julia will exercise such authority, perform such executive duties and functions and discharge such responsibilities as he deems appropriate as are customarily vested in an officer of a public company with said title, including, authority with respect to among other matters, purchasing, pricing, sales and the hiring, compensating and discharging of employees, financing arrangements, all subject to the overall authority of the Board of Directors of the Company consistent with the By-Laws of the Company. As such, Julia shall be primarily responsible for the direction


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and management of the current and future affairs and business of the Company.
Julia shall use his best efforts to maintain and enhance the business and reputation of Company and shall perform such other duties commensurate with his position as may, from time to time, be designated to Julia by the Board.

         3.       EXCLUSIVITY OF SERVICE

         The Company agrees that Julia shall be required to devote the necessary business time, effort and attention to the business and efforts of the Company and its subsidiaries as he deems necessary for the performance of his duties. Julia may pursue other outside business interests that are not related to the same business as Ace Marketing, as long as it does not interfere with the everyday responsibilities of Ace Marketing.

         4.       COMPENSATION; BONUS

         (a) In consideration for Julia's services to be performed under this Agreement and as compensation therefor, Company shall pay to Julia, commencing as of the date set forth above, in addition to all other benefits provided for in this Agreement, a base salary at the rate of One Hundred Forty-Four ($144,000) Dollars per annum, (the "Julia Base Salary") which Julia Base Salary will be increased in accordance with the provisions set forth in Section 6 and may be further increased in the sole discretion of the Board. All payments of Julia Base Salary shall be payable in monthly installments or otherwise in accordance with Company's policies.

         (b) In addition to the Julia Base Salary, Julia shall be entitled to an annual bonus (the "Annual Bonus") of at least 5% pre-tax earnings (as defined under generally accepted accounting principles) for the most recently completed fiscal year before deduction of annual bonuses paid to officers. The Annual Bonus, if any, shall be paid on the last business day of March of each year commencing in 2006. Should this Agreement be terminated prior to the end of any fiscal year for any reason other than that provided in paragraph 9(a), a prorata portion of the Annual Bonus shall be paid within 30 days of such termination.

         5.       BENEFITS AND INDEMNIFICATION

         Julia shall be entitled to the following during and in respect of the term of this Agreement:

         (a) Company shall provide Julia with hospitalization, medical and dental insurance coverage and 401(k) benefits as is customary for other senior officers of the Company.

         (b) Julia shall be entitled to five weeks paid vacation to be taken at times mutually and reasonably agreed upon by Julia and Company in addition to all other holidays established as part of Company's standard practices.

         (c) Julia shall each be entitled to reimbursement for all reasonable travel, reasonable entertainment and other reasonable expenses incurred in connection with Company's business, provided that such expenses are adequately documented and vouchered in accordance with Company's policies.


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         (d) The Company shall provide to Julia to the full extent provided for under the laws of the Company's state of incorporation and the Company's Certificate of Incorporation and Bylaws, indemnification for any claim or lawsuit which may be asserted against Julia when acting in such capacity for the Company and/or any subsidiary or affiliated business. The Company shall use reasonable best efforts to include Julia as an insured under all applicable directors' and officers' liability insurance policies maintained by the Company, and any other subsidiary or affiliated business.

         (e) The Company shall provide Julia with the use of a Company leased or owned automobile with all expenses paid for by the Company.

         6.       ADDITIONAL COMPENSATION

         On March 1 of each year under this Agreement commencing March 1, 2006, Julia shall be entitled to receive (i) an increase of $24,000 in his annual salary and (ii) fully vested 10-year non-statutory options to purchase 50,000 shares of Common Stock at an exercise price to be determined by the board, which may be discounted if permitted by the Stock Option Plan, but not greater than 100% of fair market value of the Company's Common Stock as of the close of business on the last business day of February immediately preceding the date of grant. Julia shall be also entitled to Company paid disability insurance and term life insurance for the benefit of his family in an amount to be fixed by the Board of Directors of the Company at a cost not to exceed $10,000 per annum.

         7.       TERM OF EMPLOYMENT

         The term of Julia's employment hereunder shall be from the date hereof for a period of three (3) years (the "Term"), unless terminated prior thereto in accordance with Section 9 hereof. The Agreement shall be automatically renewed for a period of two years thereafter unless Julia gives 60 days prior written notice of his intention not to renew this Agreement prior to the end of the initial Term.

         8.       NON-COMPETITION; NON-SOLICITATION

         (a) Julia hereby agrees and covenants that during the Term hereof that he will not directly or indirectly engage in or become interested (whether as an owner, principal, agent, stockholder, member, partner, trustee, venturer, lender or other investor, director, officer, employee, consultant or through the agency of any corporation, limited liability company, partnership, association or agent or otherwise) in any business enterprise which is engaged in the current business of the Company during the Term; PROVIDED, HOWEVER, that ownership of not more than 15% of the outstanding securities of any class of any entity that are listed on a national securities exchange or traded in the over-the-counter market shall not be considered a breach of this Section 8.

         (b) Julia agrees and covenants that during the Term hereof he and his agents will not (without first obtaining the written permission of Company) directly or indirectly participate in the solicitation of any business of any type conducted by Company during the period of this Agreement from any person or entity which was a client or customer of Company during the period of this Agreement, or was a prospective customer of Company from which Julia solicited business or for which a proposal for submission was prepared during the period.


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         (c) Julia agrees and covenants that during the Term of this Agreement he will not (without first obtaining the written permission of Company) directly or indirectly recruit for employment, or induce or seek to cause such person to terminate his or her employment with Company, any person who then is an employee of Company or who was an employee of Company during the preceding six (6) months.

         9.       TERMINATION

          (a) TERMINATION BY THE COMPANY WITH CAUSE. Notwithstanding the terms of this Agreement, Company may terminate this Agreement for cause ("Cause") in the event (i) of Julia's commission of an act involving fraud, embezzlement, or theft against the property or personnel of Company, or (ii) Julia shall be convicted of, or plead nolo contendere to a felony or engages in other criminal conduct that could reasonably be expected to have a material adverse affect on the business, assets, properties, prospects, results of operations or financial condition of Company. In the event this Agreement is terminated pursuant to this
Section 9(a), Julia's Base Salary and any unearned Annual Bonus and all benefits under Section 5(a) (b) and (c) hereof shall terminate immediately upon such discharge, and Company shall have no further obligations to Julia except for payment and reimbursement for any monies due which right to payment or reimbursement accrued prior to such termination.

         (b) DEATH OR DISABILITY. The Company may terminate this Agreement upon the disability or death of Julia by giving written notice to Julia. In the case of disability, such termination will become effective immediately upon the giving of such notice unless otherwise specified by the Company. For purposes of this Section 9(b), "disability" shall mean that for a period of more than six consecutive months in any 12-month period Julia is unable to perform the essential functions of his position because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Upon any such termination, the Company shall be relieved of all its obligations under this Agreement, except for payment of the Julia Base Salary and Annual Bonus earned and unpaid through the effective date of termination. Nothing in this provision is intended to violate state or federal laws.

         (c) TERMINATION BY JULIA. Julia may terminate this Agreement at any time by giving three months' prior written notice to the Company. The Company shall be relieved of all of its obligations under this Agreement, except for payment of the Julia Base Salary and Annual Bonus earned and unpaid through the effective date of termination and those obligations in paragraph 5(d).

         10.      VIOLATION OF OTHER AGREEMENTS AND AUTHORITY

         (a) Julia represents and warrants to Company that he is legally able to enter into this Agreement; that he is not prohibited by the terms of any agreement, understanding or policy from entering into this Agreement; that the terms hereof will not and do not violate or contravene the terms of any agreement, understanding or policy to which Julia is or may be a party, or by which Julia may be bound; that Julia is under no physical or mental disability that would materially interfere with the performance of his duties under this Agreement. Julia agrees that, as it is a material inducement to Company that Julia make the foregoing representations and warranties and that they be true in all material respects.


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         11.      COMPANY AUTHORITY RELATIVE TO THIS AGREEMENT

          The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has duly authorized the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part by this Agreement, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated by it. The Company has duly validly executed and delivered this Agreement and it is a valid and binding Agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy or insolvency laws affecting creditors' rights generally and to general principles of equity.

         12.      NOTICES

         Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section.

         13.      WAIVERS

         No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         14.      PRESERVATION OF INTENT

         Should any provision of this Agreement be determined by a court having jurisdiction in the premises to be illegal or in conflict with any laws of any state or jurisdiction or otherwise unenforceable, Company and Julia agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out.

         15.      ENTIRE AGREEMENT

         This Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, letters of intent, correspondence, commitments and representations in respect thereof among them, and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement except as provided in this Agreement.


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         16.      INUREMENT; ASSIGNMENT

         The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon any successor of Company or to the business of Company, subject to the provisions hereof. Neither this Agreement nor any rights or obligations of Julia hereunder shall be transferable or assignable by Julia.

         17.      AMENDMENT

         This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.

         18.      HEADINGS

         The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         19.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

         20.      GOVERNING LAW

         This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, without giving reference to principles of conflict of laws. Each of the parties hereto irrevocably consents to the venue and exclusive jurisdiction of the federal and state courts located in the State of New York, County of New York. THE PARTIES HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS EMPLOYMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN IT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY TO IT.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                     ACE MARKETING & PROMOTIONS, INC.

                                     By:  /s/ Michael Trepeta
                                          ---------------------------
                                          MICHAEL TREPETA, PRESIDENT



                                          /s/ Dean Julia
                                          ---------------------------
                                          DEAN JULIA


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